EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2020 and the states or jurisdictions in which they are organized. Each subsidiary is indented beneath its principal parent. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman Sachs & Co. LLC	New York
Goldman Sachs Funding LLC	Delaware
GS European Funding S.A R.L.	Luxembourg
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs UK Funding Limited	United Kingdom
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Group Holdings (U.K.) Limited	United Kingdom
ELQ Investors VIII Ltd	United Kingdom
J. Aron & Company LLC	New York
Horizon Fundo De Investimento Multimercado Credito Privado — Investimento No Exterior	Brazil
Horizon Fund	Cayman Islands
GSAM Holdings LLC	Delaware
Goldman Sachs Asset Management, L.P.	Delaware
GS Sponsor LLC	Delaware
Goldman Sachs (Asia) Corporate Holdings L.L.C.	Delaware
Goldman Sachs Holdings (Asia Pacific) Limited	Hong Kong
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs Holdings (Singapore) Pte. Ltd.	Singapore
J. Aron & Company (Singapore) Pte.	Singapore
Goldman Sachs Equity Investments (Singapore) Pte. Ltd.	Singapore
Goldman Sachs Holdings ANZ Pty Limited	Australia
Goldman Sachs Financial Markets Pty Ltd	Australia
Goldman Sachs Australia Pty Ltd	Australia
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs Bank Europe SE	Germany
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York

Name	State or Jurisdiction of Organization of Entity
GS Financial Services II, LLC	Delaware
GS Funding Europe VI Ltd	United Kingdom
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe V Limited	United Kingdom
MTGLQ Investors, L.P.	Delaware
GSSG Holdings LLC	Delaware
Special Situations Investing Group II, LLC	Delaware
Special Situations Investing Group III, Inc.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Asia Investing Holdings Pte. Ltd.	Singapore
Mercer Investments (Singapore) Pte. Ltd.	Singapore
ALQ Holdings (Del) LLC	Delaware
GLQ International Partners LP	United Kingdom
GLQ International Holdings Ltd	Jersey
GLQ Holdings (UK) Ltd	United Kingdom
ELQ Investors VI Ltd	United Kingdom
ELQ Lux Holding S.A R.L.	Luxembourg
GLQC S.A R.L.	Luxembourg
Titanium UK Holdco 1 Limited	United Kingdom
Titanium Luxco 2 S.A R.L.	Luxembourg
GS Financial Services L.P. (Del)	Delaware
ALQ Holdings (Singapore) Pte. Ltd.	Singapore
Jade Dragon ANZ Investments Pte. Ltd.	Singapore
GS Diversified Funding LLC	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Broad Street Principal Investments Superholdco LLC	Delaware
Broad Street Principal Investments, L.L.C.	Delaware
BSPI Intermediate Holdings, L.L.C.	Delaware
BSPI Holdings, L.L.C.	Delaware
Broad Street Investments Holding (Singapore) PTE. Ltd.	Singapore
Broad Street Credit Holdings LLC	Delaware
GS Fund Holdings, L.L.C.	Delaware
Murray Street Corporation	Delaware
Sphere Fundo De Investimento Multimercado — Investimento No Exterior Credito Privado	Brazil
Sphere Fund	Cayman Islands
Goldman Sachs PSI Global Holdings, LLC	Delaware